Exhibit 99.1

CB&I Reports Second Quarter 2009 Results

THE WOODLANDS, Texas--(BUSINESS WIRE)--July 28, 2009--CB&I (NYSE:CBI) today reported net income of $43.4 million, or $0.45 per diluted share, for the second quarter of 2009, compared with a loss of ($140.5 million), or ($1.47) per diluted share, in the second quarter of 2008. Revenue for the quarter was $1.2 billion compared with second quarter 2008 revenue of $1.4 billion. New awards for the quarter totaled $428.9 million.  CB&I's recently announced $530 million GASCO project will be included in third quarter new awards. Cash and cash equivalents increased to $116.0 million as of June 30, up from $88.2 million at year-end 2008.

“We are pleased with the quarter’s results which reflect solid project execution and strong operating income,” said Philip K. Asherman, President and CEO. “We continue to be encouraged by signs of resurgence in our markets, as reflected in our recent GASCO contract in Abu Dhabi.”

CB&I will host a webcast, including a slide presentation, at 4:00 p.m. CDT (5:00 p.m. EDT) July 28 to discuss financial and operating results, and answer questions from investors. The webcast is available at www.CBI.com.

About CB&I

CB&I designs, engineers and constructs some of the world’s largest energy infrastructure projects, providing a full spectrum of EPC solutions and proven process technologies. Drawing upon more than a century of experience and the expertise of approximately 17,000 employees worldwide, CB&I safely and reliably executes more than 600 projects a year through its three business sectors: CB&I Lummus builds upstream and downstream oil & gas projects, LNG liquefaction and regasification terminals, and a wide range of other energy related projects; CB&I Steel Plate Structures designs, fabricates and constructs storage tanks and containment vessels and their associated systems for the oil & gas, water & wastewater, mining and nuclear industries; Lummus Technology capitalizes on more than 1,500 patents and patent applications to provide process technologies and catalysts for petrochemical facilities, oil refineries and gas processing plants. For more information, visit www.CBI.com or access technical details at Lummus Technology Fact Sheets. If you would like to be added to CB&I’s news release email distribution list, visit www.cbi.com/ir/email_alerts.htm.

This release contains forward-looking statements regarding CB&I and represent our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve”, “forecast”, “plan”, “propose”, “strategy”, “envision”, “hope”, “will”, “continue”, “potential”, “expect”, “believe”, “anticipate”, “project”, “estimate”, “predict”, “intend”, “should”, “could”, “may”, “might”, or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and “Forward-Looking Statements” described under “Risk Factors” in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2008, and any updates to those risk factors or “Forward-Looking Statements” included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008

Revenue	$1,212,157	$1,428,461	$2,508,089	$2,867,885

Cost of revenue	1,079,286	1,586,435	2,231,061	2,899,836

Gross profit (loss)	132,871	(157,974)	277,028	(31,951)
% of Revenue	11.0%	-11.1%	11.0%	-1.1%
Selling and administrative expenses	51,255	52,171	110,486	116,110
% of Revenue	4.2%	3.7%	4.4%	4.0%
Intangibles amortization	5,866	5,892	11,473	11,785
Other operating expense (income), net	5,434	34	11,336	(61)
Equity earnings	(11,998)	(16,313)	(18,924)	(22,283)

Income (loss) from operations	82,314	(199,758)	162,657	(137,502)
% of Revenue	6.8%	-14.0%	6.5%	-4.8%
Interest expense	(5,557)	(4,640)	(11,103)	(9,141)
Interest income	344	2,186	792	5,433

Income (loss) before taxes	77,101	(202,212)	152,346	(141,210)

Income tax (expense) benefit	(32,061)	63,494	(57,241)	46,413

Net income (loss)	45,040	(138,718)	95,105	(94,797)

Less: Net income attributable to noncontrolling interests	(1,616)	(1,736)	(2,869)	(3,484)

Net income (loss) attributable to CB&I	$43,424	$(140,454)	$92,236	$(98,281)

Net income (loss) per share
Basic	$0.46	$(1.47)	$0.97	$(1.02)
Diluted	$0.45	$(1.47)	$0.96	$(1.02)

Weighted average shares outstanding
Basic	95,108	95,872	94,939	95,962
Diluted	96,211	95,872	95,682	95,962

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
SEGMENT INFORMATION
(in thousands)

	Three Months Ended				Six Months Ended
	June 30,		June 30,		June 30,		June 30,
	2009		2008		2009		2008

		% of		% of		% of		% of
NEW AWARDS*		Total		Total		Total		Total
CB&I Steel Plate Structures	$209,054	49%	$966,439	62%	$530,329	51%	$1,465,433	58%
CB&I Lummus	152,779	35%	506,359	32%	381,936	37%	715,939	29%
Lummus Technology	67,071	16%	97,437	6%	127,455	12%	331,848	13%
Total	$428,904		$1,570,235		$1,039,720		$2,513,220

		% of		% of		% of		% of
REVENUE		Total		Total		Total		Total
CB&I Steel Plate Structures	$457,766	38%	$508,869	36%	$878,005	35%	$959,986	33%
CB&I Lummus	671,214	55%	791,120	55%	1,466,647	58%	1,682,316	59%
Lummus Technology	83,177	7%	128,472	9%	163,437	7%	225,583	8%
Total	$1,212,157		$1,428,461		$2,508,089		$2,867,885

		% of		% of		% of		% of
INCOME (LOSS) FROM OPERATIONS		Revenue		Revenue		Revenue		Revenue
CB&I Steel Plate Structures	$42,340	9.2%	$53,822	10.6%	$70,765	8.1%	$103,654	10.8%
CB&I Lummus	22,122	3.3%	(286,868)	(36.3%)	56,544	3.9%	(296,677)	(17.6%)
Lummus Technology	17,852	21.5%	33,288	25.9%	35,348	21.6%	55,521	24.6%
Total	$82,314	6.8%	$(199,758)	(14.0%)	$162,657	6.5%	$(137,502)	(4.8%)

* New awards represents the value of new project commitments received by the Company during a given period.

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2009	2008
ASSETS

Current assets	$1,143,639	$1,191,115
Equity investments	135,883	130,031
Property and equipment, net	340,741	336,093
Goodwill and other intangibles, net	1,186,203	1,198,674
Other non-current assets	159,627	144,805

Total assets	$2,966,093	$3,000,718

LIABILITIES AND SHAREHOLDERS' EQUITY

Revolver borrowings and notes payable	$174	$523
Current maturity of long-term debt	40,000	40,000
Other current liabilities	1,760,070	1,947,602
Long-term debt	120,000	120,000
Other non-current liabilities	331,906	318,740

Shareholders' equity	713,943	573,853

Total liabilities and shareholders' equity	$2,966,093	$3,000,718

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND OTHER FINANCIAL DATA
(in thousands)

	Six Months
	Ended June 30,
	2009	2008
CASH FLOWS

Cash flows from operating activities	$52,701	$65,332
Cash flows from investing activities	(29,066)	(50,005)
Cash flows from financing activities	4,130	(40,107)

Increase (decrease) in cash and cash equivalents	27,765	(24,780)
Cash and cash equivalents, beginning of the year	88,221	305,877
Cash and cash equivalents, end of the period	$115,986	$281,097

OTHER FINANCIAL DATA

Decrease (increase) in receivables, net	$77,237	$(6,251)
Change in contracts in progress, net	(145,876)	227,175
Increase in non-current contract retentions	(1,321)	(637)
Decrease in accounts payable	(45,821)	(19,707)
Change in contract capital	$(115,781)	$200,580

Depreciation and amortization expense	$39,056	$38,875
Capital expenditures	$31,197	$50,846

Backlog *	$4,179,709	$7,421,736

* Backlog includes the value of new award commitments until work is performed and revenue is recognized or until cancellation.
Backlog may also fluctuate with currency movements.

CONTACT:
CB&I
Media: Jan Sieving, +1-832-513-1111
or
Analysts: Mark Coscio, +1-832-513-1200